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                                                                   EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint Proxy Statement/Prospectus of Gateway Financial Corporation and Shawmut National Corporation pertaining to the merger of Gateway Financial Corporation and Shawmut Service Corporation and to the incorporation by reference therein of our reports dated February 11, 1993, except for Note B, as to which the date is March 22, 1994, with respect to the consolidated financial statements of Gateway Financial Corporation at December 31, 1992, and for each of the two years in the period ended December 31, 1992, included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994 and Gateway Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1993, both filed with the Securities and Exchange Commission.

ERNST & YOUNG

Hartford, Connecticut
April 22, 1994